FIRST AMENDMENT TO AGREEMENT

     THIS FIRST AMENDMENT to that certain Agreement, dated September 15, 1998, is made this 29thday of September, 1998, between and among SIR WORLDWIDE, LLC, a California Limited Liability Company ("SIR" or "Seller"), CHANNEL FREEZE TECHNOLOGIES, INC., a Nevada Corporation, ("Channel Freeze" or "Purchaser"), and POWERCOLD CORPORATION, a Nevada Corporation ("PowerCold").


WHEREAS, SIR WORLDWIDE, LLC, a California Limited Liability Company, CHANNEL FREEZE TECHNOLOGIES, INC., a Nevada Corporation, and POWERCOLD CORPORATION, a Nevada Corporation, entered into an Agreement effective September 15, 1998.

     WHEREAS, SIR, Channel Freeze and PowerCold desire to amend certain portions of the Agreement dated September 15, 1998;


     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto amend the Agreement dated September 15, 1998 only as to the following section II:

                                      II.
                          Purchase Price and Payment


     2.1 Purchase Price of Assets. The purchase price of the assets sold by Seller to Purchaser shall be as follows: a cash payment at Closing of eight hundred and fifty thousand dollars ($850,000) (the "Cash Purchase Price"); and additional installment fee payments of five million, nine hundred and fifty thousand dollars---------00/100 ($5,950,000), together with transfer of twenty percent (20%) interest in Purchaser. The purchase price does not include any sales or use taxes. The purchase price shall be allocated as follows:


     Payment. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, and agreements of SIR Worldwide contained herein and in consideration of the aforesaid assignment and delivery of the CIT assets of SIR Worldwide, Purchaser will deliver at the Closing, as hereinafter defined, as partial payment of the purchase price, (i) the sum of eight hundred and fifty thousand dollars ($850,000) in cash, certified check, or cashier's check, to be paid to Seller, as the Cash Purchase Price; (ii)

Purchaser will assign, convey, endorse, transfer and deliver to Seller and Seller will acquire twenty percent (20%) interest in and to Purchaser's stock;
(iii) an option to acquire four hundred thousand (400,000) shares of the common stock of PowerCold, par value $0.001, at a price of $2.50 per share, for a period not to exceed two (2) years from the date of Closing. ("the PowerCold Shares"); and (iii) Fee Payments on Net Sales as set forth in (a) below for sales of CIT Units subsequent to Closing.


          (a) Fee Payments. As additional consideration for this transaction, Purchaser will compensate SIR Worldwide by means of (i) Ten Percent Net Fee Payment. A fee payment of ten percent (10%) of the net gross invoice price on all Channel Ice Technology Units sold to distributors. For purposes of this subparagraph, "net gross invoice price" or "net sales" shall mean payments received from customers less commissions to non-employee agents, export preparation, inland freight and forwarding fees, ocean freight, insurance, discounts and all warranty work performed during relevant period, or (ii)
Thirteen Percent Net Sales Fee Payment.  A fee payment of thirteen percent
(13%) of the net gross invoice price on all Channel Ice Technology Units sold at the base price. For purposes of this subparagraph, "net gross invoice price"

or "net sales" shall mean payments received from customers less commissions to non-employee agents, export preparation, inland freight and forwarding fees, ocean freight, insurance, discounts and all warranty work performed during relevant period.

          (I) All installment fees, royalty, and commission payments will be paid to SIR Worldwide on a quarterly basis, within thirty (30) days after receiving payment from a customer.

          (b) At Closing and after the initial payment of $850,000, PowerCold shall have an initial ownership of ten percent (10%) equity interest in Purchaser.

          (c) For each 1 million dollars in CIT Unit sales, PowerCold shall acquire an additional one percent (1%) equity interest in Purchaser for each payment of eighty-five thousand dollars ($85,000), up to a maximum ownership interest by PowerCold in Purchaser of eighty percent (80%).

          (d) The following example illustrates the payment of the purchase price for the assets acquired herein and proposed payment:

               Cash Purchase Price of CIT Assets            $  850,000.00


               Additional Installment Fee Payments
               on Net Sales (Cumulative Installment
               Fee Payments are based upon a maximum
               of 70 payments of $85,000 to SIR to
               acquire an additional 70% interest in
               Purchaser by PowerCold )                     $5,950,000.00
                                                            --------------


               TOTAL                                        $6,800,000.00


          (e)  The Cash Purchase Price will be allocated as follows:

               Item                               Amount

              --------                            ----------
          Equipment and Other Assets
          Listed on Exhibit "A"                   $ 75,000.00

          Patents and Intellectual Property       $775,000.00
                                                  ------------

          Total                                   $850,000.00


     2.1.2 Prepayment. Notwithstanding any other provision of this Agreement, Purchaser shall have the right to prepay any or all amounts owed under this Agreement, including those referred to in (e) above.

     2.1.3 "Buy-Back". Power Cold shall have the exclusive right of first refusal and option to acquire from Seller, all right, title, and interest in and to the twenty percent (20%) interest in Purchaser's common stock and securities acquired herein, for a period not to exceed five years and for a price equal to the then market value or as mutually agreed.

     2.2 On or before October 1, 1998, and upon the preparation and filing with the U.S. Patent and Trademark Office ("PTO") of an Assignment Agreement, attached hereto and incorporated by reference herein, as Exhibit 2.2, the Purchaser shall pay to Seller the sum of Two Hundred and Fifty Thousand ------- 00/100 Dollars ($250,000) in cash or by check as down payment on the total purchase price. Purchaser shall pay all debts of Seller as noted on Exhibit "D," pursuant to compliance with California Bulk Sales law, relating to bulk transfer compliance. After deduction of all debts of Seller on Exhibit "D" and deduction of the initial payment of $250,000 from the Closing payment of $850,000, and after Seller providing all parties with verification and acceptance of all filings with the PTO, the balance or remaining amount due Seller from Purchaser, shall be paid at Closing. The Seller shall deposit with the Purchaser all assignments, transfer and other documents necessary to provide title, free and clear of all encumbrances, liens, mortgages, security interests, or encumbrances of any nature for: all trade secrets, patents, patent applications, "know-how" and technology used by Seller in connection with its "CIT Units". The Purchaser and PowerCold shall deposit with Seller all assignments, transfer and other documents necessary to provide title, free and clear of all encumbrances, liens, mortgages, security interests, or encumbrances of any nature for: all option certificates in and to PowerCold Common Stock.


     2.3 Assumption of Liabilities. By its purchase of assets hereunder, Purchaser neither assumes any outstanding liabilities of Seller nor takes any property subject to such liabilities. All other liabilities of Seller incurred at the business and relating to the assets and properties hereby transferred, shall be discharged by the Seller on or before closing.

     IN ALL OTHER RESPECTS, the Agreement dated September 15, 1998, is confirmed, ratified and approved.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment the 29th day of September, 1998. Facsimile signatures shall be considered the same as an original signature.


SIR WORLDWIDE, LLC


                                             By: /s/John S. Scherer
                                           ---------------------
                                              John S. Scherer
                                        Title: Member/Manager
ATTEST:



Member/Manager


                                   CHANNEL FREEZE TECHNOLOGIES, INC.

                                        By: /s/George C. Briley
                                           ----------------------

                                              George C. Briley
                                        Title: President
ATTEST:


Secretary


                                   POWERCOLD CORPORATION

                                        By: /s/Francis L. Simola

                                      -----------------------
                                              Francis L. Simola
                                        Title: President
ATTEST:


Secretary